UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2006

Edgen Corporation

(Exact name of Registrant as specified in its charter)

Nevada	333-124543	13-3908690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18444 Highland Road, Baton Rouge, LA	70809
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (225) 756-9868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 13, 2006, the board of directors of Edgen Corporation approved an increase in the base salaries of the officers shown below, effective January 1, 2007, pursuant to discretion provided to the board of directors in the existing employment agreements of such officers. The board of directors also approved a target bonus for each of the officers shown below for 2007 equal to 100% of his 2007 base salary.

Officer	Base Salary for 2007
Daniel J. O’Leary President and Chief Executive Officer	$425,000

David L. Laxton, III Executive Vice President and Chief Financial Officer	$325,000

Robert L. Gilleland Senior Vice President—Global Supply Chain	$240,000

Craig S. Kiefer President—Americas	$240,000

Item 7.01 – Regulation FD Disclosure.

Edgen Murray Plc, a newly incorporated public limited company incorporated under the laws of England and Wales, has been formed in connection with the proposed initial public offering of Edgen Murray Plc and is anticipated to become the successor to the current parent holding company of Edgen Corporation, Edgen/Murray, L.P., in connection with such initial public offering. On November 13, 2006, Edgen Murray Plc filed a registration statement on Form S-1 with the Securities and Exchange Commission to register the equity securities it expects to offer to the public. Such registration statement has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This report is for informational purposes only and does not constitute an offer of any securities for sale or the solicitation of an offer to buy any securities.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth by specific reference in such filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEN CORPORATION

Dated: November 14, 2006	By:	/s/ David L. Laxton, III
David L. Laxton, III
Chief Financial Officer

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